PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
                             Report
of Independent
Registered Public Accounting Firm

To the Board of Directors and the
Shareholders of
DWS Global Commodities Stock Fund,
Inc.:

In planning and performing our audit
of the
financial statements of DWS Global
Commodities
Stock Fund, Inc. (the "Fund"), as of
and for the
year ended June 30, 2007 in
accordance with the
standards of the Public Company
Accounting
Oversight Board (United States), we
considered
the Fund's internal control over
financial reporting,
including control activities for
safeguarding
securities, as a basis for designing
our auditing
procedures for the purpose of
expressing our
opinion on the financial statements
and to comply
with the requirements of Form N-SAR,
but not for
the purpose of expressing an opinion
on the
effectiveness of the Fund's internal
control over
financial reporting.  Accordingly, we
do not express
an opinion on the effectiveness of
the Fund's
internal control over financial
reporting.

The management of the Fund is
responsible for
establishing and maintaining
effective internal
control over financial reporting.  In
fulfilling this
responsibility, estimates and
judgments by
management are required to assess the
expected
benefits and related costs of
controls.  A fund's
internal control over financial
reporting is a process
designed to provide reasonable
assurance
regarding the reliability of
financial reporting and
the preparation of financial
statements for external
purposes in accordance with generally
accepted
accounting principles.  Such internal
control over
financial reporting includes policies
and
procedures that provide reasonable
assurance
regarding prevention or timely
detection of
unauthorized acquisition, use or
disposition of a
fund's assets that could have a
material effect on
the financial statements.

Because of its inherent limitations,
internal control
over financial reporting may not
prevent or detect
misstatements. Also, projections of
any evaluation
of effectiveness to future periods
are subject to the
risk that controls may become
inadequate because
of changes in conditions, or that the
degree of
compliance with the policies or
procedures may
deteriorate.

A control deficiency exists when the
design or
operation of a control does not allow
management
or employees, in the normal course of
performing
their assigned functions, to prevent
or detect
misstatements on a timely basis. A
significant
deficiency is a control deficiency,
or combination of
control deficiencies, that adversely
affects the
Fund's ability to initiate,
authorize, record, process
or report external financial data
reliably in
accordance with generally accepted
accounting
principles such that there is more
than a remote
likelihood that a misstatement of the
Fund's annual
or interim financial statements that
is more than
inconsequential will not be prevented
or detected.
A material weakness is a control
deficiency, or
combination of control deficiencies,
that results in
more than a remote likelihood that a
material
misstatement of the annual or interim
financial
statements will not be prevented or
detected.

Our consideration of the Fund's
internal control
over financial reporting was for the
limited purpose
described in the first paragraph and
would not
necessarily disclose all deficiencies
in internal
control over financial reporting that
might be
significant deficiencies or material
weaknesses
under standards established by the
Public
Company Accounting Oversight Board
(United
States).  However, we noted no
deficiencies in the
Fund's internal control over
financial reporting and
its operation, including controls for
safeguarding
securities, that we consider to be
material
weaknesses as defined above as of
June 30,
2007.

This report is intended solely for
the information
and use of the Trustees, management
and the
Securities and Exchange Commission
and is not
intended to be and should not be used
by anyone
other than these specified parties.


PricewaterhouseCoopers LLP
August 21, 2007
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